EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of Westcon Group, Inc. on Form S-1 of our report with respect to Comstor Corporation dated September 1, 2000, appearing elsewhere in the Prospectus, which is a part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
McLean, Virginia
January 12 , 2001